================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event reported): February 11, 1994


                             ROWAN COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


            1-5491                                          75-0759420
   (Commission File Number)                               (IRS Employer
                                                       Identification No.)

                       __________________________________


                               5450 Transco Tower
                            2800 Post Oak Boulevard
                           Houston, Texas  77056-6196
          (Address of principal executive office, including zip code)



                                 (713) 621-7800
              (Registrant's telephone number, including area code)


================================================================================

                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.



                                 ROWAN COMPANIES, INC.



                                 By:  /s/ E.E. Thiele
                                    ------------------------------------------
                                    E.E. Thiele,
                                    Vice President - Finance, Administration and
                                    Treasurer (Principal Financial Officer)





Dated:  March 30, 1994

Item 7.  Financial Statements and Exhibits

     (a)    Financial Statements

                         INDEX TO FINANCIAL STATEMENTS

                                                                    Page
     ROWAN COMPANIES, INC. AND SUBSIDIARIES:

       Unaudited:
         Pro Forma Consolidated Balance Sheet, September 30, 1993     2
         Pro Forma Consolidated Statement of Operations for the
           Nine Months Ended September 30, 1993                       3
         Pro Forma Consolidated Statement of Operations for the
           Year Ended December 31, 1992                               4
         Notes to Pro Forma Financial Statements                      5


     MARATHON LeTOURNEAU COMPANY AND SUBSIDIARIES:

       Unaudited:
         Consolidated Balance Sheet, September 30, 1993               6
         Consolidated Statement of Operations for the Nine
           Months Ended September 30, 1993 and 1992                   7
         Consolidated Statement of Cash Flows for the Nine
           Months Ended September 30, 1993 and 1992                   8

       Audited:
         Independent Auditors' Report                                 9
         Consolidated Balance Sheet, December 31, 1992               10
         Consolidated Statement of Operations and Retained
           Earnings for the Year Ended December 31, 1992             11
         Consolidated Statement of Cash Flows for the Year
           Ended December 31, 1992                                   12
         Notes to Consolidated Financial Statements                  13

                     ROWAN COMPANIES, INC. AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)


The acquisition by Rowan of substantially all of the assets, and assumption of certain of the liabilities, of Marathon LeTourneau is referred to herein as the Acquisition. The Company refers to the combined operations of Rowan and Marathon LeTourneau after the Acquisition.

The following pro forma consolidated financial statements present the pro forma financial position of the Company as of September 30, 1993, as if the Acquisition and related financing had been consummated at that date, and present the pro forma operating results of the Company for the nine months ended September 30, 1993, and for the year ended December 31, 1992, as if the Acquisition and related financing had been consummated at January 1, 1992.

The pro forma consolidated financial statements have been prepared from, and should be read in conjunction with, the historical financial statements of Rowan, as reported in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1993, and the historical financial statements of Marathon LeTourneau, which are included in this Form 8-K.

The pro forma consolidated financial statements have been prepared using the purchase method of accounting, whereby the total cost of the Acquisition is allocated to the tangible assets acquired and liabilities assumed based upon estimates of their respective fair values at the effective date of the Acquisition and giving effect to the Company's preliminary operating plans and accounting policies.

The pro forma consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred had the Acquisition and related financing been consummated on the dates for which the consummation of the Acquisition and related financing are being given effect, nor are they necessarily indicative of future operating results or financial position of the Company.

                     ROWAN COMPANIES, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (In Thousands)

                                                             SEPTEMBER 30, 1993
                                            ------------------------------------------------------
                                                          MARATHON      PRO FORMA        PRO FORMA
                                              ROWAN      LeTOURNEAU    ADJUSTMENTS       COMBINED
                                            -----------  ----------  --------------     ----------
               ASSETS                                         (Unaudited)
    CURRENT ASSETS:
      Cash and cash equivalents             $  121,091   $     337   $ (10,707)(a)(b)   $  110,721
      Receivables - net                         77,193      26,429     (11,431)(a)          92,191
      Inventories:
        Raw materials                           13,934      35,273     (12,279)(b)          36,928
        Work-in-progress                                    11,728        (519)(b)          11,209
        Finished goods                                       4,962      (2,987)(b)           1,975
      Prepaid expenses and other                 4,554       9,107      (9,014)(a)           4,647
                                            ----------   ---------   ----------         ----------
            Total current assets               216,772      87,836     (46,937)            257,671
                                            ----------   ----------  ---------          ----------

    PROPERTY, PLANT AND EQUIPMENT:
      Cost                                   1,198,851     100,819     (82,882)(b)       1,216,788
      Accumulated Depreciation                 682,781      79,948     (79,948)(b)         682,781
                                            ----------   ---------   ---------          ----------
        Property, plant and equipment - net    516,070      20,871      (2,934)            534,007

    OTHER ASSETS AND DEFERRED CHARGES           41,597       2,349      (1,120)(a)          42,826
                                            ----------   ---------   ---------          ----------

            TOTAL                           $  774,439   $ 111,056   $ (50,991)         $  834,504
                                            ==========   =========   =========          ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
      Accounts payable                      $   17,107   $   5,162                      $   22,269
      Accrued and other current liabilities     39,393      15,497   $  (4,106)(a)          50,784
                                            ----------   ---------   ---------          ----------
            Total current liabilities           56,500      20,659      (4,106)             73,053
                                            ----------   ---------   ---------          ----------

    LONG-TERM DEBT - less current maturities   209,160                  41,700 (b)         250,860
                                            ----------   ---------   ---------          ----------

    OTHER LIABILITIES AND DEFERRED CREDITS      49,973       2,200        (388)(a)          51,785
                                            ----------   ---------   ---------          ----------

    STOCKHOLDERS' EQUITY:
      Common stock, at par value                10,660           1          (1)(a)          10,660
      Additional paid-in capital               384,724      41,921     (41,921)(a)         384,724
      Retained earnings                         65,907      46,275     (46,275)(a)          65,907
      Less cost of treasury shares               2,485                                       2,485
                                            ----------   ---------   ----------         ----------
        Total stockholders' equity             458,806      88,197     (88,197)            458,806
                                            ----------   ---------   ----------         ----------

            TOTAL                           $  774,439   $ 111,056   $ (50,991)         $  834,504
                                            ==========   =========   =========          ==========

                     ROWAN COMPANIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    (In Thousands Except Per Share Amounts)


                                                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993
                                               ---------------------------------------------------
                                                            MARATHON   PRO FORMA         PRO FORMA
                                                  ROWAN    LeTOURNEAU ADJUSTMENTS         COMBINED
                                               ----------  ---------- -----------       ----------
                                                                 (Unaudited)
    REVENUES:
      Drilling Services                        $ 197,910                                $ 197,910
      Aircraft Services                           64,352                                   64,352
      Manufacturing sales and services                     $  75,481                       75,481
                                               ---------  ----------   ---------        ---------
                                                 262,262      75,481                      337,743
                                               ---------  ----------   ---------        ---------

    COSTS AND EXPENSES:
      Operating Expenses:
        Drilling services                        156,946                                  156,946
        Aircraft services                         52,294                                   52,294
        Manufacturing sales and services                      69,795                       69,795
      Depreciation and amortization               39,535       1,881   $    (815)(c)       40,601
      General and administrative                   9,235                                    9,235
      Administrative expense allocation                        1,800      (1,800)(e)
                                               ---------  ----------   ---------        ---------
          Total costs and expenses               258,010      73,476      (2,615)         328,871
                                               ---------  ----------   ---------        ---------

    INCOME (LOSS) FROM OPERATIONS                  4,252       2,005       2,615            8,872
                                               ---------  ----------   ---------        ---------

    OTHER INCOME (EXPENSE):
      Interest expense                           (19,091)                 (2,189)(d)      (21,280)
      Interest income                              1,424                                    1,424
      Other - net                                    231                                      231
                                               ---------  ----------   ---------        ---------
          Total other income (expense) - net     (17,436)                 (2,189)         (19,625)
                                               ---------  ----------   ---------        ---------

    INCOME (LOSS) BEFORE INCOME TAXES            (13,184)      2,005         426          (10,753)

    PROVISION FOR INCOME TAXES                       347         936        (855)(f)          428
                                               ---------  ----------   ---------        ---------

    NET INCOME (LOSS)                          $ (13,531)  $   1,069   $   1,281        $ (11,181)
                                               =========   =========   =========        =========

    AVERAGE SHARES                                78,667                                   78,667
                                               ---------                                ---------

    EARNINGS (LOSS) PER COMMON SHARE           $    (.17)                               $    (.14)
                                               =========                                =========




                     ROWAN COMPANIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    (In Thousands Except Per Share Amounts)

                                                     FOR THE YEAR ENDED DECEMBER 31, 1992
                                               -----------------------------------------------
                                                            MARATHON   PRO FORMA     PRO FORMA
                                                  ROWAN    LeTOURNEAU ADJUSTMENTS     COMBINED
                                               ----------  ---------- -----------   ----------
                                                                 (Unaudited)
    REVENUES:
      Drilling Services                        $ 162,121                            $ 162,121
      Aircraft Services                           87,877                               87,877
      Manufacturing sales and services                     $ 128,907                  128,907
                                               ---------   ---------   ---------    ---------
                                                 249,998     128,907                  378,905
                                               ---------   ---------   ---------    ---------
    COSTS AND EXPENSES:
      Operating Expenses:
        Drilling services                        162,816                              162,816
        Aircraft services                         74,347                               74,347
        Manufacturing sales and services                     126,689                  126,689
      Depreciation and amortization               51,367       2,919   $  (1,286)(c)   53,000
      General and administrative                  12,092                               12,092
      Administrative expense allocation                        1,436      (1,436)(e)
                                               ---------   ---------   ---------    ---------
          Total costs and expenses               300,622     131,044      (2,722)     428,944
                                               ---------   ---------   ---------    ---------

    INCOME (LOSS) FROM OPERATIONS                (50,624)     (2,137)      2,722      (50,039)
                                               ---------   ---------   ---------    ---------
    OTHER INCOME (EXPENSE):
      Interest expense                           (26,254)         (4)     (2,919)(d)  (29,177)
      Interest income                              2,658                                2,658
      Other - net                                    896                                  896
                                               ---------   ---------   ---------    ---------
          Total other income (expense) - net     (22,700)         (4)     (2,919)     (25,623)
                                               ---------   ---------   ---------    ---------

    INCOME (LOSS) BEFORE INCOME TAXES            (73,324)     (2,141)       (197)     (75,662)

    PROVISION (CREDIT) FOR INCOME TAXES              429        (455)      1,011 (f)      985
                                               ---------   ---------   ---------    ---------

    INCOME (LOSS) BEFORE CUMULATIVE EFFECT
      OF CHANGE IN ACCOUNTING FOR INCOME TAXES $ (73,753)  $  (1,686)  $  (1,208)   $ (76,647)
                                               =========   =========   =========    =========

    AVERAGE SHARES                                73,021                               73,021
                                               ---------                            ---------

    INCOME (LOSS) BEFORE CUMULATIVE EFFECT
      OF CHANGE IN ACCOUNTING FOR INCOME
      TAXES PER COMMON SHARE                   $   (1.01)                           $   (1.05)
                                               =========                            =========

                     ROWAN COMPANIES, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
                             (Dollars In Thousands)

          (a) Reflects Marathon LeTourneau assets, liabilities and equity not being acquired or assumed under the Acquisition:


               Cash                                     $    (337)
               Receivable from parent                     (11,431)
               Prepaid pension cost                        (2,939)
               Deferred tax assets:
                 Current                                   (6,075)
                 Noncurrent                                (1,120)
               Accrued expenses                             4,106
               Other liabilities                              388
               Common stock                                     1
               Additional paid-in capital                  41,921
               Retained earnings                           46,275
                                                        ----------
               Net assets acquired                      $  70,789
                                                        ==========

          (b) Reflects allocation of the total cost of the Acquisition and recording of the related financing:


               Acquisition cost:
                 Cash paid                              $  10,370
                 Debt issued                               41,700
                                                        ----------
                   Total                                   52,070
               Net assets acquired                         70,789
                                                        ----------
               Reduction in net assets acquired         $ (18,719)
                                                        ==========

               Allocated to:
                 Inventories                            $ (15,785)
                 Property, plant and equipment             (2,934)
                                                        ----------
               Total                                    $ (18,719)
                                                        ==========

          (c) Reflects reduction in depreciation expense due to reduced property, plant and equipment balance following purchase price allocation.

          (d)  Reflects accrual of interest on Acquisition debt.

          (e) Reflects reversal of administrative expense allocation from parent.

          (f) Reflects adjustment to present deferred income taxes on a consolidated basis.

                      MARATHON LETOURNEAU AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                     (In Thousands Except Per Share Amount)

                                                                    SEPTEMBER 30,
                                                                    ------------
                                                                        1993
                                                                    ------------
                                                                     (Unaudited)
           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                           $     337
  Receivables - net                                                      26,429
  Inventories:
    Raw materials                                                        35,273
    Work-in-progress                                                     11,728
    Finished goods                                                        4,962
  Prepaid expenses and other                                              9,107
                                                                      ----------
        Total current assets                                             87,836
                                                                      ----------

PROPERTY, PLANT AND EQUIPMENT:
  Cost                                                                  100,819
  Accumulated Depreciation                                               79,948
                                                                      ----------
     Property, plant and equipment - net                                 20,871

OTHER ASSETS AND DEFERRED CHARGES                                         2,349
                                                                      ----------

        TOTAL                                                         $ 111,056
                                                                      ==========


    LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                    $   5,162
  Accrued and other current liabilities                                  15,497
                                                                      ----------
        Total current liabilities                                        20,659
                                                                      ----------

OTHER LIABILITIES AND DEFERRED CREDITS                                    2,200
                                                                      ----------

STOCKHOLDER'S EQUITY:
  Common stock, $1 par value                                                  1
  Additional paid-in capital                                             41,921
  Retained earnings                                                      46,275
                                                                      ----------
    Total stockholder's equity                                           88,197
                                                                      ----------

        TOTAL                                                         $ 111,056
                                                                      ==========

                      MARATHON LETOURNEAU AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (In Thousands)

                                                                           FOR THE
                                                                       NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                    ----------------------
                                                                       1993        1992
                                                                    ----------  ----------
                                                                         (Unaudited)
          REVENUES                                                  $  75,481   $  96,966
                                                                    ----------  ----------

          COSTS AND EXPENSES:
            Operating expenses                                         69,795      97,658
            Depreciation and amortization                               1,881       1,905
            Administrative expense allocation                           1,800
                                                                    ----------  ----------
                Total costs and expenses                               73,476      99,563
                                                                    ----------  ----------


          INCOME (LOSS) BEFORE INCOME TAXES                             2,005      (2,597)

          PROVISION (CREDIT) FOR INCOME TAXES                             936        (478)
                                                                    ----------  ----------

          INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
           CHANGE IN ACCOUNTING FOR INCOME TAXES                        1,069      (2,119)

          CUMULATIVE BENEFIT OF CHANGE IN
           ACCOUNTING FOR INCOME TAXES                                              8,824
                                                                    ----------  ----------
          NET INCOME                                                $   1,069   $   6,705
                                                                    ==========  ==========

                      MARATHON LETOURNEAU AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In Thousands)

                                                                           FOR THE
                                                                       NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                    ----------------------
                                                                       1993        1992
                                                                    ----------  ----------
                                                                         (Unaudited)
          Cash Provided by (Used in):
            Operations:
              Net income                                            $   1,069   $   6,705
              Noncash charges (credits) to net income:
                Depreciation and amortization                           1,881       1,905
                Gain on disposals of property, plant
                  and equipment                                        (1,125)        (82)
                Deferred income taxes                                     855      (9,835)
                Curtailment gain                                                   (1,518)
                Changes in current assets and liabilities:
                  Receivables - net                                    12,688      (5,310)
                  Inventories                                           2,648       3,932
                  Prepaid expenses and other                           (2,573)        (11)
                  Accounts payable                                     (1,405)      2,522
                  Accrued and other current liabilities                (1,304)     (5,701)
                Other - net                                             1,936      (2,436)
                                                                    ----------  ----------

            Net cash provided by (used in) operations                  14,670      (9,829)
                                                                    ----------  ----------

            Investing activities:
              Capital expenditures                                       (638)       (505)
              Proceeds from disposals of property,
                plant and equipment                                     1,180         707
              Other                                                         5         311
                                                                    ----------  ----------
            Net cash provided by investing activities                     547         513
                                                                    ----------  ----------
            Financing activities - contributions and
              net advances from (to) parent                           (15,081)      9,251
                                                                    ----------  ----------
          Increase (Decrease) in Cash and Cash Equivalents                136         (65)
          Cash and Cash Equivalents, January 1                            201         488
                                                                    ----------  ----------
          Cash and Cash Equivalents, September 30                   $     337   $     423
                                                                    ==========  ==========

INDEPENDENT AUDITORS' REPORT


To the Shareholder of
      Marathon LeTourneau Company
Longview, Texas

We have audited the accompanying consolidated balance sheet of Marathon LeTourneau Company and subsidiaries (the "Company"), a wholly owned subsidiary of General Cable Corporation, as of December 31, 1992, and the related consolidated statements of operations and retained earnings and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1992, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 7 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1992 to conform with Statement of Financial Accounting Standards No. 109.



DELOITTE & TOUCHE
Houston, Texas
February 25, 1993 (except for the last paragraph of Note 8, as to which the date is December 3, 1993)

MARATHON LETOURNEAU COMPANY AND SUBSIDIARIES
(A WHOLLY OWNED SUBSIDIARY OF GENERAL CABLE CORPORATION)


CONSOLIDATED BALANCE SHEET, DECEMBER 31, 1992


ASSETS                                                                          1992
                                                                           (In thousands)
                                                                           --------------
CURRENT ASSETS:
    Cash                                                                       $     201
    Receivables, net                                                              27,686
    Inventories                                                                   54,611
    Prepaid expenses and other                                                       459
    Current deferred tax asset                                                     7,166
                                                                                --------
           Total current assets                                                   90,123

NONCURRENT RECEIVABLES, Net                                                          859

PROPERTY, PLANT AND EQUIPMENT, Net                                                22,174

NONCURRENT PREPAID PENSION ASSET                                                   2,515

NONCURRENT DEFERRED TAX ASSET                                                        884
                                                                                --------
TOTAL                                                                           $116,555
                                                                                ========

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                            $  6,567
    Accounts liabilities and other                                                16,801
                                                                                --------
           Total current liabilities                                              23,368
                                                                                --------

NONCURRENT LIABILITIES:
    Intercompany advances, net (General Cable Corporation)                         3,650
    Other                                                                          2,409
                                                                                --------
           Total noncurrent liabilities                                            6,059
                                                                                --------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY:
    Common stock, $1 par value, 10,000 shares authorized, 1,000 shares
       issued and outstanding                                                          1
    Capital surplus                                                               41,921
    Retained earnings                                                             45,206
                                                                                --------
          Total shareholder's equity                                              87,128
                                                                                --------
TOTAL                                                                           $116,555
                                                                                ========



See notes to consolidated financial statements.

MARATHON LETOURNEAU COMPANY AND SUBSIDIARIES
(A WHOLLY OWNED SUBSIDIARY OF GENERAL CABLE CORPORATION)


CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1992


                                                                                1992
                                                                           (In thousands)
                                                                           --------------
NET SALES                                                                     $128,907
                                                                              --------
COSTS AND EXPENSES:
    Cost of sales                                                              115,837
    Operating expenses                                                           3,418
    Selling, general and administrative expenses                                10,353
    Administrative expense allocation - General Cable Corporation                1,436
                                                                              --------
          Total                                                                131,044
                                                                              --------

OPERATING LOSS                                                                  (2,137)

OTHER EXPENSE - Intercompany interest                                               (4)
                                                                              --------

LOSS BEFORE INCOME TAXES                                                        (2,141)

BENEFIT (PROVISION) FOR INCOME TAXES
    U.S. federal - deferred                                                      1,011
    State                                                                         (556)
                                                                              --------
          Total                                                                    455
                                                                              --------

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
    FOR INCOME TAXES                                                            (1,686)

CUMULATIVE BENEFIT OF CHANGE IN ACCOUNTING FOR
    INCOME TAXES                                                                 8,824
                                                                              --------

NET INCOME                                                                       7,138

RETAINED EARNINGS, BEGINNING OF YEAR                                            39,853

LESS TAX BENEFITS UTILIZED BY PARENT COMPANIES                                  (1,785)
                                                                              --------

RETAINED EARNINGS, END OF YEAR                                                $ 45,206
                                                                              ========



See notes to consolidated financial statements.

MARATHON LETOURNEAU COMPANY AND SUBSIDIARIES
(A WHOLLY OWNED SUBSIDIARY OF GENERAL CABLE CORPORATION)


CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1992



                                                                                                  1992
                                                                                             (In thousands)
                                                                                             --------------
CASH FLOWS OF OPERATING ACTIVITIES:
    Net income                                                                                  $  7,138
    Adjustments to reconcile net income to net cash flows of operating activities:
          Depreciation and amortization                                                            2,919
          Cumulative benefit of change and benefit for income taxes                               (9,835)
          Curtailment gain                                                                        (1,518)
          Net gain on disposals of property, plant and equipment                                    (112)
          Changes in assets and liabilities:
              Decrease in receivables                                                                358
              Decrease in inventories                                                              8,118
              (Increase) in prepaid expenses and other assets                                       (431)
              (Decrease) in accounts payable                                                         (50)
              (Decrease) in accrued liabilities and other                                        (10,517)
              (Decrease) in other noncurrent liabilities                                          (3,553)
              (Decrease) in pension related liabilities                                             (224)
                                                                                                --------
                  Net cash flows of operating activities                                          (7,707)
                                                                                                --------

CASH FLOWS OF INVESTING ACTIVITIES:
    Capital expenditures                                                                          (1,176)
    Proceeds from sale of property, plant and equipment                                              520
    Receipts from collection of notes receivable                                                     111
                                                                                                --------
          Net cash flows of investing activities                                                    (545)
                                                                                                --------

CASH FLOWS OF FINANCING ACTIVITIES:
    Contribution from General Cable Corporation                                                    3,650
    Contribution from The Penn Central Corporation                                                 4,315
                                                                                                --------
          Net cash flows of financing activities                                                   7,965
                                                                                                --------

NET DECREASE IN CASH                                                                                (287)

CASH, BEGINNING OF YEAR                                                                              488
                                                                                                --------

CASH, END OF YEAR                                                                               $    201
                                                                                                ========

SUPPLEMENTAL CASH FLOWS DISCLOSURE:
    State income taxes paid during the year                                                     $    839
                                                                                                ========
    Note receivable obtained in sale of property, plant and equipment                           $    220
                                                                                                ========




See notes to consolidated financial statements.

MARATHON LETOURNEAU COMPANY AND SUBSIDIARIES
(A WHOLLY OWNED SUBSIDIARY OF GENERAL CABLE CORPORATION)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1992


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Marathon LeTourneau Company ("Marathon") and subsidiaries (the "Company") became a wholly owned subsidiary of General Cable Corporation ("General Cable") as of July 1, 1992. Previous to that date, the Company was wholly owned by The Penn Central Corporation ("PCC"). The consolidated financial statements include the accounts of Marathon and its wholly owned subsidiaries, Marathon LeTourneau Equipment Company, Marathon LeTourneau Sales & Service Company and Marathon LeTourneau Australia, Pty. Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation.

       General - On February 12, 1992, the Board of Directors of PCC approved in principle, subject to formal declaration of a dividend at a later date, a plan for the distribution (the "Distribution") to holders of PCC's common stock of approximately 88 percent of the outstanding shares of common stock of General Cable, a subsidiary of PCC formed to own PCC's principal manufacturing businesses. On July 1, 1992, PCC transferred to General Cable the materials handling machinery and equipment and marine equipment manufacturing and steel mill businesses conducted by the Company as well as other manufacturing businesses.
       Such transfer was among parties under common control and accounted for in a manner similar to a pooling of interests.

       Inventories - Inventories are stated at the lower of cost or market value. The first-in, first-out method is used to determine cost for substantially all of the Company's inventories.

       Property, Plant and Equipment - Property, plant and equipment is stated at cost. Depreciation is provided principally using the straight-line method over the expected useful lives of the assets. Upon sale or retirement of significant assets, the cost and related accumulated depreciation and amortization are eliminated from the accounts, as applicable, and the resulting gain or loss is included in income.

       Revenue Recognition - In general, product sales are recorded when shipped. Sales in connection with long-term contracts are principally recorded using the percentage-of-completion method.

       Warranty - The Company records an accrual for warranties related to certain products it sells based on sales agreements for such products.

       Income Taxes - Marathon and its domestic subsidiaries are included in the consolidated federal income tax return of PCC for periods ending on or prior to the Distribution and General Cable for periods ending after the Distribution. As of July 1, 1992, the Company became part of the General Cable consolidated group (see Note 7).

       Most state and all foreign tax returns are filed independently of the Company's parent, and the respective provisions are calculated accordingly.

       The general terms and conditions relating to the Distribution provide that PCC will indemnify and hold harmless the Company and its subsidiaries against all liabilities for federal income taxes, including interest and penalties, with respect to periods prior to the Distribution.

       Dollar Amounts - Dollar amounts presented in the tabulations within the notes to the consolidated financial statements are stated in thousands of dollars.

2.     VICKSBURG MARINE OPERATIONS

       In 1991, the Company reported a provision for restructuring and consolidating the marine operations of the Company, primarily located in Vicksburg, Mississippi ("Vicksburg Marine Operations"). Such provision was primarily related to the estimated costs of employee severance and relocation and transferring machinery, equipment and other items from Vicksburg to Longview, Texas.

       Operations include the following amounts related to the 1992 Vicksburg Marine Operations that management of the Company does not expect to recur in the foreseeable future:



               Net sales                                           $ 8,215
                                                                   =======

               Operating loss                                      $(2,697)
                                                                   =======


       Since July 1, 1992, all marine operations have been conducted from the Company's Longview facility. Primary assets remaining at Vicksburg at December 31, 1992 were as follows:


           Land                                                 $  1,716
           Buildings                                               5,966
           Machinery, equipment and office furnishings            11,797
                                                                --------
           Total                                                  19,479
           Accumulated depreciation and amortization             (17,275)
                                                                --------
           Total property, plant and equipment                     2,204
           Inventories, net                                          477
                                                                --------
           Total                                                $  2,681
                                                                ========


3.     RECEIVABLES

       Receivables consist of the following:


          Trade accounts receivable                             $27,451
          Notes receivable                                        2,057
          Other                                                      68
          Allowance for doubtful accounts                        (1,031)
                                                                -------
          Total, net                                             28,545
          Less current receivables, net                          27,686
                                                                -------

          Noncurrent receivables, net                           $   859
                                                                =======


4.     INVENTORIES

       Inventories consist of the following:


          Raw materials                                            $36,671
          Work-in-progress                                          11,947
          Finished goods                                             5,993
                                                                   -------

          Total                                                    $54,611
                                                                   =======




5.     PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment consists of the following:


            Land                                                    $  4,753
            Buildings and leasehold improvements                      26,923
            Machinery, equipment and office furnishings               70,194
            Construction in progress                                     828
                                                                    --------
            Total                                                    102,698
            Accumulated depreciation and amortization                (80,524)
                                                                    --------
            Total                                                   $ 22,174
                                                                    ========




       Maintenance and repair costs charged to costs and expenses for the year ended December 31, 1992 was $4,504,000.

6.     ACCRUED LIABILITIES AND OTHER

       Accrued liabilities and other consist of the following:


            Accrual for insurance claims and related expenses        $ 5,026
            Warranty reserves                                          3,509
            Accrued accounts payable                                   3,409
            Payroll and related expenses                               1,956
            Taxes other than income                                    1,074
            Other accrued liabilities                                  1,827
                                                                     -------

            Total                                                    $16,801
                                                                     =======



7.     INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR INCOME
       TAXES

       Effective January 1, 1992, the Company (as part of the General Cable consolidated group) adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires an asset and liability approach for computing deferred income taxes. The benefit (provision) for income taxes for 1992 has been computed by the Company as if it were a separate taxpayer. The cumulative effect resulting from the adoption of SFAS No. 109 as of January 1, 1992 was an increase in net income of approximately $8,824,000.

       As of December 31, 1992, the Company had gross deferred tax assets of approximately $13,002,000, primarily resulting from tax loss and credit carryforwards and other provisions that have not been recognized for tax purposes. The Company also had gross deferred tax credits of approximately $4,635,000, which were primarily attributable to depreciation. A valuation allowance of $317,000 has been recorded for investment tax credits that are likely to expire before utilization. Because the Company did not have a tax sharing arrangement with PCC or General Cable, part of the Company's 1992 tax losses were utilized by other PCC and General Cable consolidated group members. The $1,785,000 tax benefit utilized by such other consolidated group members has been reported similar to a distribution to shareholders by reducing capital surplus.

       As of December 31, 1992 the Company had federal net operating loss carryforwards of approximately $6,838,000 of which $1,570,000 expires in 1995 and $5,268,000 expires in 2007. The Company also has investment tax credit carryforwards of approximately $2,813,000 which expire in various amounts from 1993 through 2000.

8.     PENSION PLANS AND OTHER RETIREMENT BENEFITS

       The Company provides retirement benefits through a defined contribution plan and a noncontributory defined benefit plan for substantially all regular full-time employees. The Company does not provide any postretirement benefits to its employees.

       The defined contribution plan provides for basic employee contributions of 2%-6% of their regular salary and additional employee contributions of 1%-6% of their regular salary. The employer makes monthly contributions of 50% of employee basic contributions. Expenses under this plan for 1992 were $501,000.

       Benefits provided under the noncontributory defined benefit plan are based on years of service and the employee's level of compensation during the last five years of service. Contributions to this plan are based on generally accepted actuarial methods which may differ from the methods used to determine pension expense. The amounts funded for any plan year are not less than the minimum required under federal law or more than the maximum amount deductible for federal income tax purposes.

       As described in Note 2, the Vicksburg Marine Operations were transferred to Longview, Texas, as of July 1, 1992, resulting in the termination of a significant number of employees. The portion of the projected benefit obligation based on expected future compensation levels of these employees was $2,087,000. As a result, the Company recognized a curtailment gain of $1,518,000 as of December 31, 1992.

       Amounts related to 1992 net periodic pension cost include the following components:


              Service cost - benefits earned during the period       $   763
              Interest cost on projected benefit obligation            2,356
              Return on assets                                        (1,875)
              Net amortization and deferral                             (749)
              Curtailment gain                                        (1,518)
                                                                     -------
              Net periodic pension cost                              $(1,023)
                                                                     =======



       The following table sets forth the funded status of the Company's defined benefit plan and amounts recognized in the Company's consolidated balance sheet related to the plan:


              Actuarial present value of accumulated benefit obligation:
                 Vested                                                              $23,772
                 Nonvested                                                             1,210
                                                                                     -------
              Total                                                                  $24,982
                                                                                     =======

              Plan assets at fair value                                              $30,245
              Projected benefit obligation                                            27,942
                                                                                     -------
              Projected benefit obligation less than plan assets                       2,303
              Prior service cost not yet recognized in net periodic pension cost         142
              Unrecognized net obligation                                                460
                                                                                     -------

              Prepaid pension cost                                                   $ 2,905
                                                                                     =======


       The weighted average discount rate and the weighted average rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 8.5% and 6.0%, respectively. The assumed long-term rate of return on assets was 9.5%. Plan assets consist primarily of marketable equity and debt securities and insurance contracts.

       On April 28, 1993, the Board of Directors of the Company approved the plan's merger into the General Cable Plan effective April 30, 1993 and provided that the rights of all participants in the plan be governed by the terms of the General Cable Plan. There are no significant differences between the terms of the plan and the General Cable Plan. The assets of the plan were transferred to the General Cable Plan on May 1, 1993.

9.     COMMITMENTS AND CONTINGENCIES

       The Company has entered into various operating lease agreements related principally to certain administrative and manufacturing facilities and transportation equipment. Future minimum rental payments required under noncancelable lease agreements at December 31, 1992 were as follows:



             1993                                                      $  148
             1994                                                         148
             1995                                                         148
             1996                                                         148
             1997                                                         148
             Thereafter                                                   505
                                                                       ------

             Total                                                     $1,245
                                                                       ======





       The Company has an option, exercisable at various times within the ten-year period ending in 2001, to purchase the assets currently leased for its Tucson, Arizona location. The option amounts range from $1,200,000 to $1,650,000, depending on the exercise date.

       Rent expense recorded under operating leases was $716,000 for 1992.

       There are various lawsuits and claims pending against the Company, none of which, individually or in the aggregate, in the opinion of management, will have a material effect on the consolidated financial position or operations of the Company.

10.    RELATED PARTY TRANSACTIONS

       General Cable has allocated corporate administrative costs to the Company during 1992. Allocations were generally made on a percentage basis calculated by using the three factors of total assets, payroll dollars and net sales of the Company as compared to the total equivalent items for General Cable and their consolidated subsidiaries.

       An intercompany funds agreement between PCC and the operating entities of General Cable provided for a charge of interest on the net outstanding balance of funds provided by PCC, however, such agreement terminated at Distribution. The allocations of intercompany interest expense by PCC are based upon the average outstanding intercompany balance multiplied by the existing prime rate for each period. As of December 31, 1992, the Company and General Cable do not have an intercompany funds agreement.

       In the opinion of management of General Cable, these allocations have been made on a basis which is believed to be reasonable; however, they are not necessarily indicative of the level of expenses which might have been incurred by the Company operating on a stand-alone basis.

       As of July 1, 1992, the outstanding intercompany balance owed to PCC by Marathon was contributed to Marathon's capital.


                                  * * * * * *